PITTSBURGH-CANFIELD CORPORATION

                                     BYLAWS


                                    ARTICLE I
                                  SHAREHOLDERS

                  Section 1.01. Annual Meetings. Annual meetings of the shareholders shall be held, commencing in 1968, on the first Tuesday in June of each year at 10:30 a.m., local time, at the registered office of the corporation, or at such other time, place and/or date as may be fixed by resolution of the Board of Directors adopted at least 30 days prior to the date of such meeting.

                  Section 1.02. Special Meetings. Special meetings of the shareholders may be called at any time by the President, by a majority of the Board of Directors or by the holders of a majority of the outstanding shares entitled to vote for the purpose or purposes set forth in the call. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than sixty days after receipt of the request, and to give due notice thereof. Special meetings shall be held at the registered office of the corporation or at such other place as may be designated in the call.

                  Section 1.03. Notice of Annual and Special Meetings. Except as otherwise expressly required by law, notice of each meeting of shareholders, whether annual or special, shall be given at least ten days prior to the date on which the meeting is to be held to each shareholder of record entitled to vote thereat by delivery of a notice thereof to him personally or by sending a copy thereof through the mail or by telegram, charges prepaid, to his address appearing on the books of the corporation or as supplied by him to the corporation for the purpose of notice. Each such notice shall specify the place, day, and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted. A written waiver of notice, signed by the person or persona entitled to such notice, whether before or after the time stated therein, shall be deemed the equivalent of such notice. Except in the case of a special meeting, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting.


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                  Section  1.04.  Quorum.  A  shareholders'  meeting duly called shall not be organized for the transaction of business unless a quorum is present. At any meeting the presence in person or by proxy of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter, except as otherwise expressly provided by law or by the Articles of Incorporation or Bylaws of the corporation. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting from time to time to such time and place as they may determine, without notice other than by announcement at the meeting of the time and place of the adjourned meeting; and in the case of any meeting called for the election of directors, those who attended the second of such adjourned meetings, although holding less than a majority of the outstanding shares entitled to vote, shall nevertheless constitute a quorum for the purpose of electing directors.

                  Section 1.05. Voting. At every meeting of shareholders each holder of record of the issued and outstanding stock of the corporation entitled to vote at such meeting shall be entitled to vote in person or by proxy and, except where a date has been fixed as the record date for the determination of shareholders entitled to notice or to vote at such meeting, no holder of record of a share of stock which has been transferred on the books of the corporation within ten days next preceding the date of such meeting shall be entitled to notice of or to vote at such meeting in respect of such share so transferred. In all elections of directors, voting shall be conducted accordingly to the principles of cumulative voting. In all other cases resolutions of the shareholders shall be adopted, and any action of the shareholders at a meeting upon any matter shall be taken and be valid, only with the affirmative vote of at least a majority of the outstanding shares entitled to vote, except as otherwise expressly provided by law or by the Articles of Incorporation or Bylaws of the corporation. The President (if present) shall be chairman, and the Secretary (if present) shall act as secretary, at all meetings of the shareholders. In the absence of the President, a Vice President shall be chairman; and in the absence of the President and all the Vice Presidents, the chairman shall be designated by the Board of Directors or if not so designated shall be selected by the shareholders present; and in the absence of the Secretary, the chairman of the meeting shall designate any person to act as secretary of the meeting.


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                                   ARTICLE II

                                    DIRECTORS

                  Section 2.01. Number, Election and Term of Office. The number of directors which shall constitute the full Board of Directors shall be three but may from time to time be increased or decreased to not less than three by resolution of the Board of Directors. Each director shall hold office for the term for which he is elected and thereafter until his successor is duly elected and qualifies, or until his death, resignation or removal.
Directors need not be shareholders.

                  Section 2.02. Annual Meeting. A regular annual meeting of the Board of Directors shall be held each year at the same place as and immediately after the annual meeting of shareholders, or at such other place and time as shall be fixed by consent of all the directors. At its regular annual meeting the Board of Directors shall organize itself and elect the officers of the corporation for the ensuing year, and may transact any other business.

                  Section 2.03. Regular Meetings. Regular Meetings of the Board of Directors may be held at such time and place as shall from time to time be determined by the Board of Directors. After there have been such determination and notice thereof has been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

                  Section 2.04. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Board of Directors by vote at a meeting, or by the President, to be held at such place and day and hour as shall be specified by the person or persons calling the meetings.

                  Section 2.05. Notice of Annual and Special Meetings. Except as otherwise expressly required by law, notice of the annual meeting of the Board of Directors need not be given. Except as otherwise expressly required by law, notice of every special meeting of the Board of Directors specifying the place, day and hour thereof and the general nature of the business to be transacted thereat shall be given to each director either by being mailed on at least the third day prior to the date of the meeting or by being sent by telegraph or given personally or by telephone on at least the second day prior to the date of the meeting. A written waiver of notice of a special meeting specifying the business to be transacted thereat, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed the equivalent of such notice.

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                  Section 2.06.  Quorum and Manner of Acting. At all meetings of the Board of Directors, except as otherwise expressly provided by law or by the Articles of Incorporation or Bylaws of the corporation, the presence of a majority of the full Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business. If a quorum is not present at any meeting, the meeting may be adjourned from time to time by a majority of the directors present until a quorum as aforesaid shall be present; but notice of the time and place to which such meeting is adjourned shall be given to any directors not present either by being sent by telegraph or given personally or by telephone on at least the day prior to the date of reconvening. Resolutions of the Board of Directors shall be adopted, and any action of the Board of Directors at a meeting upon any matter shall be taken and be valid, only with the affirmative vote of at least a majority of the full Board of Directors, except as otherwise provided herein. The President (if present) shall be chairman, and the Secretary (if present) shall act as secretary, at all meetings of the board of Directors. In the absence of the President, the directors present shall select a member of the Board to be chairman; and in the absence of the Secretary, the chairman of the meeting shall designate any person to act as secretary of the meeting.

                  Section 2.07. Resignations. A director may resign by submitting his written resignation to the President or the Secretary. Unless otherwise specified therein the resignation of a director need not be accepted to make it effective and shall be effective immediately upon its receipt by such officer.

                  Section 2.08. Removal of Directors. The entire Board of Directors or any individual director may be removed at any time either for cause or without cause by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders would be entitled to cast at any annual election of directors, given at a special meeting of the shareholders called for the purpose. Unless the entire Board of Directors be removed, not more than on director at a time may be removed by any one vote of shareholders and no individual director shall be removed in case the votes of a sufficient number of shares are cast against the resolution for his removal which if cumulatively voted at an annual election would be sufficient to elect at least one director. The vacancy or vacancies caused in the Board of Directors by such removal may be filled by such shareholders at such meeting.

                  Section 2.09. Vacancies. Any vacancy that shall occur in the Board of Directors by reason of death, resignation, disqualification, removal, increase in the number of directors or any other cause whatever shall, unless filled as provided in Section 2.08 of this Article II, be filled by a majority of the remaining members of the Board of Directors though less than a

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quorum and each person so elected  shall be a director  until his  successor  is elected by the shareholders at a meeting called for the purpose of electing directors, or until his death, resignation or removal.

                  Section 2.10. Compensation of Directors. The corporation may allow compensation to its directors for their services, as determined from time to time by resolution adopted by the Board of Directors.

                  [Section 2.11.  Added 11/30/90]


                                   ARTICLE III

                             OFFICERS AND EMPLOYEES

                  Section 3.01. Principal Officers. The principal officers of the corporation shall be a President (who shall be a director), one or more Vice Presidents (as may be determined by the Board of Directors), a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person except the offices of President and Secretary. Each such officer shall hold office until the next succeeding annual meeting of the Board of Directors and thereafter until his successor is duly elected and qualifies, or until his death, resignation or removal.

                  Section 3.02. Additional and Assistant Officers, Agents and Employees. The Board of Directors from time to time may appoint such additional officers and such assistant officers, agents and employees, to serve at will or for such periods, have such authority and perform such duties, as shall be determined by the Board of Directors. Subject to the power of the Board of Directors, the President may appoint from time to time such other agents and employees as he may deem advisable for the prompt and orderly transaction of the business of the corporation, prescribe their duties and the conditions of their employment, fix their compensation and dismiss them.

                  Section 3.03. President. The President shall be the chief executive and administrative officer of the corporation and as such direct the policy of the corporation on behalf of the Board of Directors and exercise general and active administrative supervision over all the property, business and affairs of the corporation. The President shall, subject to the control of the Board of Directors, have and exercise direct control and general and active management supervision over all the property, business and affairs of the corporation. The President shall have the power to sign and execute all authorized contracts, instruments or documents on behalf of the corporation and, together with the

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Treasurer or the Secretary, all conveyances of real estate, satisfaction pieces, assignments of mortgages paid off and all other contracts, instruments or documents to which the seal of the corporation is affixed. The President shall have and exercise all powers and duties incident to the office of President and such further powers and duties as from time to time may be prescribed by the Board of Directors.

                  Section 3.04. The Vice President. The seniority of Vice Presidents shall be in the order designated at the time of their election. Each Vice President shall have and exercise such powers and duties as from time to time may be conferred upon him by the Board of Directors or by the President. At the request of the President, or in the event of the absence or disability of the President, a Vice President designated by the Board of Directors or in the order of their seniority shall perform the duties of President and act in his place and assume his duties as chief executive and administrative officer of the corporation.

                  Section 3.05. The Secretary and Assistant Secretary. It shall be the duty of the Secretary (a) to keep or cause to be kept at the registered office of the corporation an original or duplicate record of the proceedings of the shareholders and the Board of Directors and a copy of the charter of the corporation and of these By-Laws; (b) to attend to the giving of notices of the corporation as may be required by law or these By-Laws; (c) to be custodian of the corporate records and of the seal of the corporation and see that the seal is affixed to such documents as may be required; (d) to have charge of and keep at the registered office of the corporation, or cause to be kept at the office of a transfer agent or registrar within the Commonwealth of Pennsylvania, the stock books of the corporation, and an original or duplicate share register, giving the name of the shareholders in alphabetical order and showing their respective addresses, the number and classes of shares held by each, the number and date of certificates issued for the shares and the date of cancellation of every certificate surrendered for cancellation; and (e) to perform all duties incident to the office of Secretary and such other duties as may from time to time be prescribed by the Board of Directors or the President.

                  One or more Assistant Secretaries, if appointed by the Board of Directors, shall assist the Secretary in the performance of his duties and shall also exercise such further powers and duties as from time to time may be conferred upon or assigned to them by the board of Directors or any of the principal officers of the corporation. At the direction of the Secretary in the performance of his duties and shall also exercise such further powers and duties as from time to time may be conferred upon or assigned to them by the Board of Directors or any of the principal officers of the corporation. At the direction of the

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Secretary or in his absence or disability an Assistant  Secretary  shall perform the duties of the Secretary.

                  Section 3.06. The Treasurer and Assistant Treasurers. It shall be the duty of the Treasurer (a) to be custodian of the corporation's contracts, policies, leases, deeds and other indicia of title, and all other business records, financial documents and accounting records; (b) to see that the lists, books, reports, statements, tax returns, certificates and other documents and records required by law are properly prepared, kept and filed; (c) to be the principal officer in charge of financial matters and of the accounting department of the corporation; (d) to have charge and custody of and be responsible for the corporate funds, securities and investments; (e) to receive, endorse for collection and give receipts for checks, notes, obligations, funds and securities of the corporation and to deposit moneys and other valuable effects in the name and to the credit of the corporation in such depositories as shall be designated by the Board of Directors; (f) subject to the provisions of
Section 4.02 of Article IV of the By-Laws, to cause to be disbursed the funds of the corporation by payment in cash or by checks or drafts upon the authorized depositories of the Corporation and to cause to be taken and preserved proper vouchers for such disbursements; (g) to cause to be kept appropriate, complete and accurate books or records of account of all its business and transactions;
(h) to render to the President and the Board of Directors whenever they may require it an account of all his transactions as Treasurer and a report as to the financial position and operations of the corporation; and (i) to perform all duties incident to the office of Treasurer and such other duties as may from time to time be prescribed by the Board of Directors or the President.

                  One or more Assistant Treasurers, if appointed by the Board of Directors, shall assist the Treasurer in the performance of his duties and shall also exercise such further powers and duties as from time to time may be conferred upon or assigned to them or any of them by the Board of Directors or any of the principal officers of the corporation. At the direction of the Treasurer or in his absence or disability an Assistant Treasurer shall perform the duties of the Treasurer.

                  Section 3.07. Removal of Officers. Any principal officer of the corporation may be removed, either for cause or without cause, at a special meeting of the Board of Directors called for the purpose, by the affirmative vote of a majority of the full Board of Directors. Other officers and agents may be removed, either for cause or without cause, at any meeting of the Board of Directors, or by the President.

                  Section 3.08. Vacancies. Vacancy in any office or position by reason of death, resignation, removal,

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disqualification  or any other cause  shall be filled in the manner  provided in this Article III for regular election or appointment to such office.


                                   ARTICLE IV

                              LOANS, NOTES, CHECKS
                          CONTRACTS AND THE INSTRUMENTS

                  Section 4.01. Loans. No loans shall be contracted on behalf of the corporation unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

                  Section 4.02. Notes Checks, Etc. All notes, drafts, acceptances, checks, endorsements (other than for deposit) and all evidences of indebtedness of the corporation whatsoever shall be signed by such on or more officers or agents of the corporation, and subject to such requirements as to counter-signature or other conditions, as the Board of Directors from time to time may designate. Facsimile signatures on checks may be used if authorized by the Board of Directors.

                  Section 4.03. Execution of Instruments Generally. Except as provided in Section 4.02 of this Article IV, all contracts and other instruments requiring execution by the corporation may be executed and delivered by the President and authority to sign any such contracts or instruments, which may be general or confined to specific instances, may be conferred by the Board of Directors upon any other person or persons. Any person having authority to sign on behalf of the corporation may delegate, from time to time, by instrument in writing, all or any part of such authority to any person or persons if authorized so to do by the Board of Directors.


                                    ARTICLE V

                              DIVIDENDS AND FINANCE

                  Section 5.01. Dividends. Dividends, to be paid out of the surplus of the corporation, may be declared from time to time by resolution of the Board of Directors; but no dividend shall be paid that will impair the capital of the corporation.


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                                   ARTICLE VI

                               GENERAL PROVISIONS

                  Section 6.01. Offices. The principal office of the corporation shall be at 1600 Grant Building, Pittsburgh, Allegheny County, Pennsylvania. The corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania as the business of the corporation may require.

                  Section 6.02. Corporate Seal. The Board of Directors shall prescribe the form of a suitable corporate seal, which shall contain the full name of the corporation and the year and state of incorporation.

                  Section 6.03. Fiscal Year. The fiscal year of the corporation shall begin on the first day of January and end on the last day of December in each year, or shall begin and end on such other days as shall be fixed by resolution of the Board of Directors.

                  Section 6.04. Financial Reports to Shareholders. The Board of Directors may cause to be sent to the shareholders of the corporation prior to the time of the annual meeting of shareholders a financial report as of the end of the preceding fiscal year. Such report need not be examined or reported upon by an independent certified public accountant.


                                   ARTICLE VII

                             SHARES OF CAPITAL STOCK

                  Section 7.01. Share Certificates. Every holder of stock in the corporation shall be entitled to a certificate or certificates, consecutively numbered, to be in such form as the Board of Directors may from time to time prescribe, signed by the President and by the Secretary, and where signed by a transfer agent or an assistant transfer agent or by a registrar the signatures of such President and Secretary may be facsimile. Each such certificate shall exhibit the name of the registered holder thereof, the number and class of shares and the designation of the series, if any, which the certificate represents Directors may, if it so determines, direct that certificates for shares of stock of the corporation be signed by a transfer agent and/or registered by a registrar, in which case such certificates will not be valid until so signed and/or registered.

                  In case any officer of the corporation who shall have signed, or whose facsimile signature shall have been used on, any certificate for shares of stock of the corporation shall cease to

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be such officer, whether because of death, resignation or otherwise, before such certificate shall have been delivered by the corporation, such certificate shall nevertheless be deemed to have been adopted by the corporation and may be issued and delivered as though the person who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be such officer.

                  Section 7.02. Transfer of Shares. Transfers of shares of stock of the corporation shall be made only on the books of the corporation by the registered holder thereof or by his attorney thereunto authorized on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. Every certificate surrendered for transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled.

                  Section 7.03. Transfer Agents and Registrars. The Board of Directors may appoint any one or more qualified banks, trust companies or other corporations organized under any law of any state of the United States or under the laws of the United States as agent or agents for the corporation in the transfer of the stock of the corporation and likewise may appoint any one or more qualified banks, trust companies or other corporations as registrar or registrars of the stock of the corporation.

                  Section 7.04. Lost, Stolen, Destroyed or Mutilated Certificates. New Certificates for shares of stock may be issued to replace certificates lost, stolen, destroyed or mutilated upon such terms and conditions, including the giving of a satisfactory bond of indemnity, as the Board of Directors may from time to time determine.

                  Section 7.05. Regulations Relating to Shares. The Board of Directors shall have power and authority to make rules and regulations not inconsistent with these By-Laws as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of stock of the corporation.

                  Section 7.06. Holders of Record. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder and owner in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of Pennsylvania.

                  Section 7.07. Treasury Shares. Shares of the corporation's stock held in its treasury shall not be voted, directly or indirectly, at any meeting.


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                  Section  7.08.  Fixing of Record  Date;  Closing  of  Transfer
Books. The Board of Directors may fix a time, not more than fifty days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any records date fixed, as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten days before the closing thereof to each shareholder of record at the address appearing on the records of the corporation or supplied by him to the corporation for the purpose of notice. While the stock transfer books of the corporation are closed no transfer of shares shall be made thereon.


                                  ARTICLE VIII

                               INDEMNIFICATION OF
                        DIRECTORS, OFFICERS AND EMPLOYEES

                  Each director, officer and employee (and his heirs, executors and administrators) shall be indemnified by the corporation against all expenses and liabilities reasonably incurred by or imposed upon him in connection with or arising from any action, suit or proceeding in which he may be involved by reason of his being or having been a director, officer or employee of the corporation (whether or not he continues to be a director, officer or employee at the time of incurring such expenses or liabilities and whether or not the action or omission to act on the part of such director, officer or employee which is the basis of such suit or proceeding occurred before or after the adoption of this Article of the By-Laws). Such expenses and liabilities shall include, but shall not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements. The corporation shall not, however, indemnify such director, officer or employee with respect to matters as to which he shall have been finally adjudged in such suit, action or proceeding to have been liable for negligence or

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wilful  misconduct in the  performance of his duty as such director,  officer or employee. In the event that a settlement or a compromise shall be effected, indemnification may be had only if the Board shall have been furnished with an opinion of counsel for the corporation to the effect that such settlement or compromise is in the best interests of the corporation and that such director, officer or employee is not liable for negligence or wilful misconduct in the performance of his duties with respect to such matters, and if the Board of
Directors  shall  have  adopted  a  resolution   approving  such  settlement  or
compromise.

                  Every person (including a director, officer or employee of the corporation) who, at the request of the corporation, acts as a director, officer or employee of another corporation, shall be indemnified by the corporation to the same extent and subject to the same conditions that the directors, officers and employees of the corporation are indemnified under the first paragraph of this Article.

                  The foregoing rights of indemnification shall not be exclusive of other rights to which any director, officer or employee may be entitled as a matter of law.


                                   ARTICLE IX

                                   AMENDMENTS

                  These By-Laws may be altered, amended and repealed, and new By-Laws may be adopted, by the Board of Directors at any regular or special meeting duly convened after notice to the directors of that purpose, subject always to the power of the shareholders to change such action.

                         PITTSBURGH-CANFIELD CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

                  The regular annual meeting of stockholders was held June 5, 1973, at the principal office of the Company, Four Gateway Center, Pittsburgh, Pa., pursuant to due call and in accordance with the By-Laws of the Company.

                  The meeting was called to order at 10:30 a.m.

                  James S. Howard acted as Chairman and Francis St.C. O'Leary as Secretary of the meeting.

                  The Chairman announced that there were represented at the meeting, either in person or by proxy, three shares, being all of the shares issued and outstanding.

                  The Chairman submitted to the meeting the Financial Statement of the Corporation for the fiscal year ended December 31, 1972, and, upon motion, duly seconded, the report was unanimously approved and ordered filed.

                  The Chairman then stated that the notice to stockholders calling the Annual Meeting included a proposal to amend Article II Section 2.01 of the By-Laws of the Corporation. The Secretary read to the meeting the proposed resolution.

                  Upon motion, duly seconded and unanimously carried, it was

                  RESOLVED: That Article II Section 2.01 of the By-Laws of the Corporation be amended to read as follows:

                  Section 2.01.  Number, Election and Term of
                  Office.  The number of directors which shall
                  constitute the full Board of Directors shall
                  be four but may from time to time be
                  increased or decreased to not less than three by resolution of the Board of Directors. Each director shall hold office for the term for which he is elected and thereafter until his successor is duly elected and qualifies, or until his death, resignation or removal. Directors need not be shareholders.

                         PITTSBURGH-CANFIELD CORPORATION

                Minute of Action Taken by the Board of Directors
                    by Consent Without a Meeting Pursuant to
                 Section 402(7) of the Business Corporation Law

                  The following action was hereby taken by the Board of Directors by unanimous consent of the undersigned without a meeting of this 1st day of October, 1973:

                  RESOLVED: That ARTICLE II Section 2.01 of the By-Laws of the Corporation be amended to read as follows:

                           "Section 2.01. Number, Election and Term of
                           Office. The number of directors which shall
                           constitute  the  full  Board  of  Directors
                           shall be five but may from  time to time be
                           increased  or  decreased  to not less  than
                           three  by   resolution   of  the  Board  of
                           Directors. Each director shall hold office for the term for which he is elected and thereafter until his successor is duly elected and qualifies, or until his death, resignation or removal. Directors need not be shareholders";

                  RESOLVED, FURTHER: That Albert Lami be, and he hereby is designated a member of the Board of Directors of Pittsburgh-Canfield Corporation, to fill the vacancy created by the resignation of N.W. Hocking, Jr., and that R. E. Lauterbach be designated a member of the Board of Directors;

                  RESOLVED, FURTHER: That R. E. Lauterbach be, and he hereby is, elected President of Pittsburgh-Canfield Corporation, to fill the vacancy created by the resignation of N.W.
                  Hocking, Jr.

                  The following being all the remaining Directors of the Corporation hereby consent to the above actions.

                      AMENDMENT TO THE BY-LAWS OF

                    PITTSBURGH-CANFIELD CORPORATION

                        DATED NOVEMBER 11, 1997


                  The By-laws are hereby amended as follows:

                  That the first sentence of Section 2.01 of ARTICLE II of the By-laws be amended to read as follows:

                  "The number of directors which shall constitute the full Board of Directors shall be four."

                  That Section 2.08 of ARTICLE II of the By-laws be amended to read as follows:

                           "Section 2.08. Removal of Directors. The entire Board
                  of Directors or any individual director may be removed at any time either for cause or without cause by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders would be entitled to cast at any annual election of directors. The vacancy or vacancies caused in the Board of Directors by such removal may be filled by such shareholders at such meeting."

                  That the By-laws of the corporation are hereby amended, by adding to ARTICLE II thereof, a new section numbered 2.11, and reading as follows:

                         "Section 2.11.  Written Action.  Any
                  action required or permitted to be taken at any meeting of the Stockholders or Board of Directors may be taken without a meeting if all Stockholders or members of the Board, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Stockholders or the Board of Directors."

                  That the first sentence of Section 3.01 of ARTICLE III of the By-laws be amended to read as follows:

                  "The principal officers of the corporation shall be a President, one or more Vice Presidents (as may be determined by the Board of Directors), a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors."

                  That Section 3.07 of ARTICLE III of the By-laws be amended to read as follows:

                           "Section  3.07.  Removal of  Officers.  Any
                  principal officer of the corporation may be removed, either for cause or without cause, by the affirmative vote of a majority of the full Board of Directors. All other officers and agents may be removed, either for cause or without cause, at any meeting of the Board of Directors, or by the President."